Exhibit 99.1

Press Ganey Holdings, Inc. Reports Second Quarter 2015 Results

•                  Revenue of $77.5 million increased 13% over the prior year period

•                  Adjusted EBITDA of $29.1 million increased 15% over the prior year period

BOSTON — (BUSINESSWIRE) — Press Ganey Holdings, Inc. (NYSE: PGND), a leading provider of patient experience measurement, analytics and consulting for health care organizations across the continuum of care, today announced financial results for three- and six-month periods ending June 30, 2015. The Company will host a conference call on August 11, 2015 at 9:00 a.m. Eastern Time to discuss the second quarter 2015 results.

“We delivered solid operating and financial performance in the first half of 2015, and we believe we continue to be well-positioned to execute on our internal plans through 2016,” said Patrick T. Ryan, Chief Executive Officer of Press Ganey Holdings, Inc. “As Press Ganey celebrates 30 years of partnership with leading health care organizations, the overall market has been very favorable. We believe organizations across the industry will continue to be focused on capturing the voice of the patient, improving caregiver engagement and adopting transformational processes to achieve more patient-centered care. We remain focused on delivering innovative and value-added solutions and insights to our clients.”

Second Quarter 2015 Results

•                  Revenue for the three months ended June 30, 2015 was $77.5 million, compared to $68.4 million in the same period last year, an increase of 13.3%. Revenue growth consisted of 10% organic growth and 3% acquired growth.

•                  Adjusted EBITDA for the three months ended June 30, 2015 was $29.1 million, compared to $25.3 million in the same period last year, an increase of 15%.

•                  Adjusted (non-GAAP) Net Income for the three months ended June 30, 2015 was $10.5 million or $0.22 per share, compared to $8.4 million or $0.19 per share in the same period last year.

•                  GAAP Net Loss was $53 million or $1.15 per share for the three months ended June 30, 2015, compared to Net Income of $2.4 million and $0.06 per share in the same period last year. The second quarter 2015 GAAP Net Loss includes a $70.4 million expense related to the modification of our existing equity awards in connection with our initial public offering (IPO) and a $0.6 million write-off of deferred financing fees and unamortized original issue discount associated with a $223 million principal payment on our Term Loan with the proceeds from the IPO (both items totaled $60.1million, net of taxes).

For explanations of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income as measures of the Company’s operating performance, see reconciliation in “Non-GAAP Financial Measures.”

Initial Public Offering

On May 27, 2015, Press Ganey Holdings, Inc. completed its initial public offering (IPO), issuing 10,235,000 shares (including the underwriter overallotment of 1,335,000 shares). The offering price of the shares sold in the IPO was $25.00 per share, resulting in net proceeds to the Company after underwriters’ discounts and commissions and other expenses payable by the Company of approximately $239 million.

Conference Call Information

To participate in the Company’s live conference call and webcast, please dial 877-201-0168 (647-788-4901 for international participants) using conference code number 69803366, or visit investors.pressganey.com.

About Press Ganey

Press Ganey Holdings (NYSE: PGND) is a leading provider of patient experience measurement, performance analytics and strategic advisory solutions for health care organizations across the continuum of care. Celebrating 30 years of experience, Press Ganey is recognized as a pioneer and thought leader in patient experience measurement and performance improvement solutions. Our mission is to help health care organizations reduce patient suffering and improve clinical quality, safety and the patient experience. As of January 1, 2015, we served more than 22,000 health care facilities.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future, not past, events and are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, contain words such as: “believe,” “could,” “continue,” “expect,” “may,” “will,”  or “would” and other words and terms of similar meaning.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; earnings; revenues; and growth.  Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•                  Because our clients are concentrated in the healthcare industry, our revenue and operating results may be adversely affected by changes in regulations, a business downturn or consolidation in the healthcare industry.

•                  If our clients do not continue to purchase our products and solutions, or we are unable to attract new clients, our business and operating results could be materially and adversely affected.

•                  The loss of several of our large clients or a significant reduction in business from such clients would adversely affect our operating results.

•                  We may not maintain our current rate of revenue growth.

•                  We may be unable to effectively execute our growth strategy which could have an adverse effect on our business and competitive position in the industry.

•                  We may not be able to develop new products and solutions, or enhancements to our existing products and solutions, or be able to achieve widespread acceptance of new products or solutions.

•                  Technological developments could render our products and solutions obsolete or uncompetitive.

•                  We may be unable to effectively identify, complete or integrate the operations of future acquisitions, joint ventures, collaborative arrangements or other growth investments.

•                  We cannot assure you that we will be able to manage our growth effectively, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

•                  We operate in an increasingly competitive market, which could adversely affect our revenue and market share.

•                  If we fail to promote and maintain awareness of our brand in a cost-effective manner, our business might suffer.

•                  We may not be able to maintain our certification to conduct CMS mandated surveys, and this could adversely affect our business.

•                  We depend on our senior management, and we may be materially harmed if we lose any member of our senior management.

•                  Data security and integrity are critically important to our business, and actual or attempted breaches of security, unauthorized disclosure of information, denial of service attacks or the perception that personal and/or other sensitive or confidential information in our possession is not secure, could result in a material loss of business, substantial legal liability or significant harm to our reputation.

•                  Our business and operating results could be adversely affected if we experience business interruptions, errors or failure in connection with our or third-party information technology and communication systems and other software and hardware products used in connection with our business.

•                  We may be liable to our clients and may lose clients if we are unable to collect and maintain client data or if we lose client data.

•                  Protection of our intellectual property may be difficult and costly, and our inability to protect our intellectual property could reduce the value of our products and solutions.

•                  The agreements governing our Senior Secured Credit Facilities impose significant operating and financial restrictions on our company and our subsidiaries, which may prevent us from capitalizing on business opportunities, and we have pledged substantially all of our assets to secure indebtedness under our Senior Secured Credit Facilities.

•                  Our internal control over financial reporting does not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act.

A further description of these uncertainties and other risks can be found in the Company’s Registration Statement on Form S-1 and the accompanying prospectus filed with the Securities and Exchange Commission on May 22, 2015. These or other uncertainties may cause the Company’s actual future results to be materially different than those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The Company defines Adjusted EBITDA as net income (loss) before interest expense, net, income taxes, depreciation and amortization, with further adjustments to add back (i) items that were terminated in connection with the IPO, (ii) non-cash charges, (iii) non-recurring items that are not indicative of the underlying operating performance of the business and (iv) items that are solely related to changes in our capital structure, and therefore are not indicative of the underlying operating performance of the business. The Company defines Adjusted Net Income as net income adjusted for non-cash and other non-recurring items. Management uses Adjusted EBITDA (i) to compare our operating performance on a consistent basis, (ii) to calculate incentive compensation for our employees, (iii) for planning purposes, including the preparation of our internal annual operating budget, (iv) to evaluate the performance and effectiveness of our operational strategies and (v) to assess compliance with various metrics associated with the agreements governing our indebtedness. We also believe that Adjusted EBITDA is useful to investors in assessing our financial performance because this measure is similar to the metrics used by investors and other interested parties when comparing companies in our industry that have different capital structures, debt levels and/or income tax rates. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating performance in the same manner as our management. Adjusted EBITDA is not determined in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing or financing activities or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP.

Press Ganey Holdings, Inc.

Condensed Consolidated Statements of Operations

(Thousands of dollars, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30,
	2015	2014	$ Change	% Change

Revenue	$77,458	$68,365	$9,093	13.3%
Operating expenses:
Cost of revenue, excluding depreciation and amortization	43,112	28,964	14,148	48.8%
General and administrative	79,102	17,791	61,311	344.6%
Depreciation and amortization	10,237	8,478	1,759	20.7%
Loss on disposal of property and equipment	15	485	(470)	-96.9%
Total operating expenses	132,466	55,718	76,748	137.7%
Income (loss) from operations	(55,008)	12,647	(67,655)	-534.9%
Other income (expense):
Interest expense, net	(3,775)	(4,966)	1,191	-24.0%
Extinguishment of debt	(638)	(2,886)	2,248	-77.9%
Management fee of related party	(267)	(230)	(37)	16.1%
Total other income (expense), net	(4,680)	(8,082)	3,402	-42.1%
Income (loss) before income taxes	(59,688)	4,565	(64,253)	-1407.5%
Provision for (benefit from) income taxes	(5,871)	2,128	(7,999)	-375.9%
Net income (loss)	$(53,817)	$2,437	$(56,254)	-2308.3%

Earnings (net loss) per share:
Basic	$(1.15)	$0.06
Diluted	$(1.15)	$0.06

Weighted average shares of common stock outstanding:
Basic	46,803	43,313
Diluted	46,963	43,313

Percentages of Revenue
Cost of revenue, excluding depreciation and amortization	55.7%	42.4%
General and administrative	102.1%	26.0%
Depreciation and amortization	13.2%	12.4%
Income (loss) from operations	(71.0)%	18.5%
Net income (loss)	(69.5)%	3.6%

Effective Tax Rate	(9.8)%	46.6%

Press Ganey Holdings, Inc.

Condensed Consolidated Statements of Operations

(Thousands of dollars, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	Reported	IPO		Adjusted
	2015	Adjustments		2015	2014	$ Change	% Change

Revenue	$77,458			$77,458	$68,365	$9,093	13.3%
Operating expenses:
Cost of revenue, excluding depreciation and amortization	43,112	(10,124	)(1)	32,988	28,964	4,024	13.9%
General and administrative	79,102	(60,314	)(1)	18,788	17,791	997	5.6%
Depreciation and amortization	10,237			10,237	8,478	1,759	20.7%
Loss on disposal of property and equipment	15			15	485	(470)	-96.9%
Total operating expenses	132,466	(70,438)		62,028	55,718	6,310	11.3%
Income (loss) from operations	(55,008)	70,438		15,430	12,647	2,783	22.0%
Other income (expense):
Interest expense, net	(3,775)			(3,775)	(4,966)	1,191	-24.0%
Extinguishment of debt	(638)	638	(2)	—	(2,886)	2,886	-100.0%
Management fee of related party	(267)			(267)	(230)	(37)	16.1%
Total other income (expense), net	(4,680)	638		(4,042)	(8,082)	4,040	-50.0%
Income (loss) before income taxes	(59,688)	71,076		11,388	4,565	6,823	149.5%
Provision for (benefit from) income taxes	(5,871)	10,999	(3)	5,128	2,128	3,000	141.0%
Net income (loss)	$(53,817)	$60,077		$6,260	$2,437	$3,823	156.9%

Earnings (net loss) per share:
Basic	$(1.15)			$0.13	$0.06
Diluted	$(1.15)			$0.13	$0.06

Weighted average shares of common stock outstanding:
Basic	46,803			46,803	43,313
Diluted	46,963			46,963	43,313

Percentages of Revenue
Cost of revenue, excluding depreciation and amortization	55.7%	(13.1)%		42.6%	42.4%
General and administrative	102.1%	(77.9)%		24.3%	26.0%
Depreciation and amortization	13.2%	0.0%		13.2%	12.4%
Income (loss) from operations	(71.0)%	90.9%		19.9%	18.5%
Net income (loss)	(69.5)%	77.6%		8.1%	3.6%

Effective Tax Rate	(9.8)%			45.0%	46.6%

(1)

Represents equity-based compensation charges related to the accounting modification of existing equity awards upon the dissolution of PG Holdco, LLC in connection with the IPO and forgiveness of loans associated with certain equity awards.

(2)	Represents the write-off of deferred financing fees and unamortized original issue discount related to the $223.0 million principal prepayment on our Term loan made with the proceeds from the IPO.
(3)	Represents the tax impact of adjustments (1) and (2) noted above.

Press Ganey Holdings, Inc.

Condensed Consolidated Statements of Operations

(Thousands of dollars, except per share amounts)

(Unaudited)

	Six Months Ended
	June 30,
	2015	2014	$ Change	% Change

Revenue	$152,349	$133,769	$18,580	13.9%
Operating expenses:
Cost of revenue, excluding depreciation and amortization	74,539	56,724	17,815	31.4%
General and administrative	97,403	34,388	63,015	183.2%
Depreciation and amortization	20,096	17,046	3,050	17.9%
Loss (gain) on disposal of property and equipment	(31)	1,091	(1,122)	-102.8%
Total operating expenses	192,007	109,249	82,758	75.8%
Income (loss) from operations	(39,658)	24,520	(64,178)	-261.7%
Other income (expense):
Interest expense, net	(8,354)	(10,430)	2,076	-19.9%
Extinguishment of debt	(638)	(2,886)	2,248	-77.9%
Management fee of related party	(553)	(460)	(93)	20.2%
Total other income (expense), net	(9,545)	(13,776)	4,231	-30.7%
Income (loss) before income taxes	(49,203)	10,744	(59,947)	-558.0%
Provision for (benefit from) income taxes	(1,360)	5,011	(6,371)	-127.1%
Net income (loss)	$(47,843)	$5,733	$(53,576)	-934.5%

Earnings (net loss) per share:
Basic	$(1.06)	$0.13
Diluted	$(1.06)	$0.13

Weighted average shares of common stock outstanding:
Basic	45,058	43,313
Diluted	45,218	43,313

Percentages of Revenue
Cost of revenue, excluding depreciation and amortization	48.9%	42.4%
General and administrative	63.9%	25.7%
Depreciation and amortization	13.2%	12.7%
Income (loss) from operations	(26.0)%	18.3%
Net income (loss)	(31.4)%	4.3%

Effective Tax Rate	(2.8)%	46.6%

Press Ganey Holdings, Inc.

Condensed Consolidated Statements of Operations

(Thousands of dollars, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	Reported	IPO		Adjusted
	2015	Adjustments		2015	2014	$ Change	% Change

Revenue	$152,349			$152,349	$133,769	$18,580	13.9%
Operating expenses:
Cost of revenue, excluding depreciation and amortization	74,539	(10,124	)(1)	64,415	56,724	7,691	13.6%
General and administrative	97,403	(60,314	)(1)	37,089	34,388	2,701	7.9%
Depreciation and amortization	20,096			20,096	17,046	3,050	17.9%
Loss (gain) on disposal of property and equipment	(31)			(31)	1,091	(1,122)	-102.8%
Total operating expenses	192,007	(70,438)		121,569	109,249	12,320	11.3%
Income (loss) from operations	(39,658)	70,438		30,780	24,520	6,260	25.5%
Other income (expense):
Interest expense, net	(8,354)			(8,354)	(10,430)	2,076	-19.9%
Extinguishment of debt	(638)	638	(2)	—	(2,886)	2,886	-100.0%
Management fee of related party	(553)			(553)	(460)	(93)	20.2%
Total other income (expense), net	(9,545)	638		(8,907)	(13,776)	4,869	-35.3%
Income (loss) before income taxes	(49,203)	71,076		21,873	10,744	11,129	103.6%
Provision for (benefit from) income taxes	(1,360)	10,999	(3)	9,639	5,011	4,628	92.4%
Net income (loss)	$(47,843)	$60,077		$12,234	$5,733	$6,501	113.4%

Earnings (net loss) per share:
Basic	$(1.06)			$0.27	$0.13
Diluted	$(1.06)			$0.27	$0.13

Weighted average shares of common stock outstanding:
Basic	45,058			45,058	43,313
Diluted	45,218			45,218	43,313

Percentages of Revenue
Cost of revenue, excluding depreciation and amortization	48.9%	(6.6)%		42.3%	42.4%
General and administrative	63.9%	(39.6)%		24.3%	25.7%
Depreciation and amortization	13.2%	0.0%		13.2%	12.7%
Income (loss) from operations	(26.0)%	46.2%		20.2%	18.3%
Net income (loss)	(31.4)%	39.4%		8.0%	4.3%

Effective Tax Rate	(2.8)%			44.1%	46.6%

(1)

Represents equity-based compensation charges related to the accounting modification of existing equity awards upon the dissolution of PG Holdco, LLC in connection with the IPO and forgiveness of loans associated with certain equity awards.

(2)	Represents the write-off of deferred financing fees and unamortized original issue discount related to the $223.0 million principal prepayment on our Term loan made with the proceeds from the IPO.
(3)	Represents the tax impact of adjustments (1) and (2) noted above.

Press Ganey Holdings, Inc.

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA (Non-GAAP)

(Thousands of dollars, except per share amounts)

(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change

Net income (loss)	$(53,817)	$2,437	$(56,254)		$(47,843)	$5,733	$(53,576)
Interest expense, net	3,775	4,966	(1,191)		8,354	10,430	(2,076)
Provision for (benefit from) income taxes	(5,871)	2,128	(7,999)		(1,360)	5,011	(6,371)
Depreciation and amortization	10,237	8,478	1,759		20,096	17,046	3,050
EBITDA	$(45,676)	$18,009	$(63,685)		$(20,753)	$38,220	$(58,973)
Adjustments:
Equity-based compensation(a)	73,033	2,582	70,451		74,997	4,907	70,090
Extinguishment of debt(b)	638	2,886	(2,248)		638	2,886	(2,248)
Management fee of related party(c)	267	230	37		553	460	93
Acquisition expenses(d)	195	66	129		203	68	135
Loss (gain) on disposal of property and equipment	15	485	(470)		(31)	1,091	(1,122)
Other non-comparable items(e)	659	1,070	(411)		864	1,470	(606)
Adjusted EBITDA	$29,131	$25,328	$3,803	15.0%	$56,471	$49,102	$7,369	15.0%
Adjusted EBITDA Margin	37.6%	37.0%			37.1%	36.7%

Press Ganey Holdings, Inc.

Reconciliation of Net income (loss) to Adjusted Net Income (Non-GAAP)

(Thousands of dollars, except per share amounts)

(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change

Net income (loss)	$(53,817)	$2,437	$(56,254)		$(47,843)	$5,733	$(53,576)
Adjustments (tax effected):
Equity-based compensation	1,757	2,005	(247)		3,069	3,846	(777)
Equity-based compensation- IPO related (a)	59,705	—	59,705		59,705	—	59,705
Amortization of Intangibles	2,417	2,262	155		4,836	4,450	386
Extinguishment of debt(b)	373	1,681	(1,308)		373	1,681	(1,308)
Acquisition expenses(d)	114	38	76		119	40	79
Total Adjustments (tax effected)	64,366	5,986	58,380		68,102	10,016	58,086
Adjusted Net income	$10,549	$8,423	$2,126	25.2%	$20,259	$15,749	$4,510	28.6%

Adjusted Earnings per share:
Basic	$0.23	$0.19			$0.45	$0.36
Diluted	$0.22	$0.19			$0.45	$0.36

Weighted average shares of common stock outstanding:
Basic	46,803	43,313			45,058	43,313
Diluted	46,963	43,313			45,218	43,313

(a)

Represents costs associated with equity awards granted to attract and retain employees. Equity-based compensation included in Cost of Revenue was $10.6 million and $0.7 million for the three months ended June 30, 2015 and 2014, respectively, and $11.4 million and $1.4 million for the six months ended June 30, 2015 and 2014, respectively. Equity-based compensation included in General and Administrative was $62.4 million and $1.9 million for the three months ended June 30, 2015 and 2014, respectively, and $63.6 million and $3.5 million for the six months ended June 30, 2015 and 2014, respectively.

(b)	Represents the write-off of unamortized deferred financing fees, loss on original issuance discount and lender fees in connection with debt payments and refinancings.

(c )	Represents annual management fees paid to Vestar under the management agreement, which was terminated upon the closing of the IPO.

(d)	Represents transaction costs incurred in connection with completed and potential acquisitions. Transaction costs are included in General and Administrative on the statements of operations.

(e )

Other non-comparable items include IPO costs, professional fees incurred in connection with strategic corporate planning and expenses related to client retention due to the discontinuation of certain clinical solutions and software applications. We believe these are expenses that are not comparable as they relate to individual projects and initiatives. As a result, we believe they should be excluded from Adjusted EBITDA in order to enable investors and other interested parties to more effectively assess our period-over-period and ongoing operating performance. Other non-comparable items included as reductions of Revenue were $0 and $0.3 million for the three months ended June 30, 2015 and 2014, respectively, and $0 and $0.5 million for the six months ended June 30, 2015 and 2014, respectively. Other non-comparable items included in Cost of Revenue were $0 and $0.3 million for the three months ended June 30, 2015 and 2014, respectively, and $0 and $0.4 million for the six months ended June 30, 2015 and 2014, respectively. Other non-comparable items included in General and Administrative were $0.7 million and $0.5 million for the three months ended June 30, 2015 and 2014, respectively, and $0.9 million and $0.6 million for the six months ended June 30, 2015 and 2014, respectively.

Press Ganey Holdings, Inc.

Condensed Consolidated Balance Sheets

(Thousands of dollars, except share amounts)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash	$19,922	$6,962
Accounts receivable, net of allowances of $736 and $531 at June 30, 2015 and December 31, 2014, respectively	47,631	44,444
Other receivables	2,324	1,782
Prepaid expenses and other assets	5,652	2,741
Income taxes receivable	6,053	2,916
Total current assets	81,582	58,845
Property and equipment, net	60,430	59,610
Deferred financing fees, net	1,036	1,787
Intangible assets, net	367,117	375,391
Goodwill	402,934	402,934
Total assets	$913,099	$898,567
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$4,279	$4,279
Current portion of capital lease obligations	3,661	4,373
Accounts payable	9,434	13,232
Accrued payroll and related liabilities	8,071	11,704
Accrued expenses and other liabilities	1,617	1,581
Deferred income taxes	1,661	712
Deferred revenue	36,797	26,208
Total current liabilities	65,520	62,089
Long-term debt, less current portion	178,916	403,865
Capital lease obligations, less current portion	7,123	6,779
Equity-based compensation liability	—	19,423
Deferred income taxes	119,905	125,767
Total liabilities	371,464	617,923
Commitments and contingencies	—	—
SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value; 350,000,000 and 44,800,000 shares authorized, and 52,558,546 and 43,313,200 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	526	433
Additional paid-in capital	588,819	270,847
Retained earnings (accumulated deficit)	(47,710)	9,364
Total shareholders’ equity	541,635	280,644
Total liabilities and shareholders’ equity	$913,099	$898,567

Press Ganey Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Thousands of dollars)

(Unaudited)

	Six Months Ended
	June 30,
	2015	2014
Operating activities
Net income (loss)	$(47,843)	$5,733
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,096	17,046
Amortization of deferred financing costs and debt discount	354	507
Equity-based compensation	74,997	4,907
Extinguishment of debt	638	2,886
Provision for doubtful accounts	321	219
Loss (gain) on disposal of property and equipment	(31)	1,091
Deferred income taxes	(4,913)	(511)
Changes in assets and liabilities:
Accounts receivable	(3,508)	897
Other receivables	(542)	(552)
Prepaid expenses and other assets	(2,911)	(1,119)
Accounts payable	(2,834)	(3,585)
Accrued payroll and related liabilities	(3,781)	(2,659)
Accrued expenses and other liabilities	36	113
Deferred revenue	10,589	3,514
Income taxes receivable	(3,137)	(1,356)
Net cash provided by operating activities	37,531	27,131
Investing activities
Acquisitions of businesses, net of cash acquired	—	(27,824)
Purchases of property and equipment	(15,179)	(4,552)
Net cash used in investing activities	(15,179)	(32,376)
Financing activities
Proceeds from the issuance of long-term debt	—	38,825
Payments on long-term debt	(225,140)	(58,514)
Deferred financing payments	(50)	(500)
Payments on capital lease obligations	(2,190)	(812)
Proceeds from sale of equity interests	100	250
Purchases of equity interests	(731)	(2,745)
Taxes paid for net settlements of restricted stock vesting	(10,858)	—
Distribution payments	(8,500)	—
Proceeds from the issuance of common stock in initial public offering, net of fees	237,977	—
Net cash used in financing activities	(9,392)	(23,496)
Net increase (decrease) in cash	12,960	(28,741)
Cash at beginning of period	6,962	32,635
Cash at end of period	$19,922	$3,894
Supplemental disclosure of cash flow information
Disposal of property and equipment acquired through capital leases	$283	$0
Property and equipment acquired through capital leases	2,156	—
Purchase of property and equipment in accounts payable	2,069	983
IPO related costs in accounts payable	3,426	—

Contacts:

Press Ganey Holdings, Inc.

Balaji Gandhi (Investors)

781-295-0390

IR@pressganey.com

Aria Marketing

Kristen Berry (Media)

617-332-9999 x238

kberry@ariamarketing.com